As filed with the Securities and Exchange Commission on July 27, 2012

Registration No. 333-182776

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Forest Oil Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	25-0484900 (I.R.S. Employer Identification Number)

707 Seventeenth Street, Suite 3600
Denver, Colorado 80202
(303) 812-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary
Forest Oil Corporation
707 Seventeenth Street, Suite 3600
Denver, Colorado 80202
(303) 812-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Craig L. Evans
Scott D. Claassen
Stinson Morrison Hecker LLP
1201 Walnut, Suite 2900
Kansas City, Missouri 64106
(816) 842-8600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)

Common Stock, including attached preferred share purchase rights (2)
Preferred Stock
Depositary shares representing preferred stock (3)
Warrants
Debt Securities
Guarantees of Debt Securities
Units (4)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee.

(2)
Each share of common stock registered hereunder includes an associated First Series Junior Preferred Stock purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the First Series Junior Preferred Stock purchase rights are not exercisable and may be transferred only with the common stock. No separate consideration is payable for the First Series Junior Preferred Stock purchase rights.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional preferred share or multiple preferred shares and will be evidenced by a depositary receipt.

(4)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-182776) filed with the Securities and Exchange Commission (the “Commission”) on July 20, 2012 (the “Registration Statement”), is being filed by Forest Oil Corporation to:

(1)
correct inadvertent errors on the cover page to the Registration Statement to reflect (a) that the securities registered on the Registration Statement are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, (the “Securities Act”) and (b) that the Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act;

(2)	add an undertaking unintentionally omitted from Item 17 of Part II of the Registration Statement; and

(3)	update the exhibit list.

No changes have been made to the base prospectus that forms Part I of the Registration Statement, and, accordingly, it is being omitted from this filing.  This Post-Effective Amendment No. 1 shall become effective immediately upon filing in accordance with Rule 462(e) under the Securities Act.

1

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the securities being registered hereby. All of the fees set forth below, except for the SEC registration fee, are estimates.

SEC registration fee	*
Accounting fees and expenses	**
Printing expenses	**
Legal fees and expenses	**
Miscellaneous	**
Total*	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, we are deferring payment of the registration fee for the securities offered by this prospectus.

**	The applicable prospectus supplement will set forth the estimated amount of expenses in respect of any offering of securities.

Item 15.Indemnification of Directors and Officers.

Sections 721 through 725 of the New York Business Corporation Law (the “NYBCL”) permit New York corporations such as Forest Oil Corporation, acting through their boards of directors, to extend broad protection to their directors, officers, and other employees by way of indemnity and advancement of expenses. These sections (1) provide that the statutory indemnification provisions of the NYBCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled, (2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or bylaws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, (4) eliminate the requirement for mandatory statutory indemnification that the indemnified party be “wholly” successful, and (5) provide for the advancement of litigation expenses upon a receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification. Section 726 of the NYBCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Essentially, the NYBCL allows corporations to provide for indemnification of directors, officers and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes that the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he was not legally entitled.

Article IX of our bylaws contains very broad indemnification provisions which permit us to avail ourselves of the NYBCL to extend broad protection to our directors, officers and employees by way of indemnity and advancement of expenses. Our bylaws set out the standard under which we will indemnify directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. Our bylaws also establish the manner of handling indemnification when a lawsuit is settled. It is not intended that our bylaws are an exclusive method of indemnification.

We carry directors and officers liability coverages designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to us and our subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Item 16.Exhibits.

Exhibit Number	Description

1.1***	Form of Underwriting Agreement.
4.1
Restated Certificate of Incorporation of Forest Oil Corporation dated October 14, 1993, incorporated herein by reference to Exhibit 3(i) to Form 10-Q for Forest Oil Corporation for the quarter ended September 30, 1993 (File No. 0-4597).

4.2
Certificate of Amendment of the Restated Certificate of Incorporation, dated as of July 20, 1995, incorporated herein by reference to Exhibit 3(i)(a) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

4.3
Certificate of Amendment of the Certificate of Incorporation, dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

4.4
Certificate of Amendment of the Certificate of Incorporation dated as of January 5, 1996, incorporated herein by reference to Exhibit 3(i)(c) to Forest Oil Corporation Registration Statement on Form S-2 dated January 25, 1996 (File No. 33-64949).

4.5
Certificate of Amendment of the Certificate of Incorporation dated as of December 7, 2000, incorporated herein by reference to Exhibit 3(i)(d) to Form 10-K for Forest Oil Corporation for the year ended December 31, 2000 (File No. 001-13515).

4.6
Bylaws of Forest Oil Corporation Restated as of February 14, 2001 as amended by Amendments No. 1, No. 2, No. 3, No. 4, and No. 5 incorporated herein by reference to Exhibit 3.6 to Form 10-K for Forest Oil Corporation for the year ended December 31, 2011 (File No. 001-13515).

4.7
Indenture dated as of June 6, 2007 between Forest Oil Corporation and U.S. Bank National Association, incorporated herein by reference to Exhibit 4.1 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

4.8
Indenture dated as of February 17, 2009 among Forest Oil Corporation, Forest Oil Permian Corporation, and U.S. Bank National Association, incorporated herein by reference to Exhibit 4.4 to Form 10-K for Forest Oil Corporation for the year ended December 31, 2008 (File No. 001-13515).

4.9
First Amended and Restated Rights Agreement, dated as of October 17, 2003, between Forest Oil Corporation and Mellon Investor Services LLC, incorporated herein by reference to Exhibit 4.1 to Form 8-K for Forest Oil Corporation dated October 17, 2003 (File No. 001-13515).

4.10
U.S. Credit Agreement—Second Amended and Restated Credit Agreement dated as of June 6, 2007 among Forest Oil Corporation, each of the lenders that is party thereto, Bank of America, N.A. and Citibank, N.A., as Co-Global Syndication Agents, BNP Paribas, BMO Capital Markets Financing, Inc., Credit Suisse, Cayman Islands Branch, and Deutsche Bank Securities, Inc., as Co-U.S. Documentation Agents, and JP Morgan Chase Bank, N.A., as Global Administrative Agent, incorporated herein by reference to Exhibit 4.4 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

4.11
First Amendment dated May 9, 2008 to Second Amended and Restated Combined Credit Agreements dated June 6, 2007 among Forest Oil Corporation, Canadian Forest Oil Ltd., each of the lenders that is a party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, incorporated by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation dated May 9, 2008 (File No. 001-13515).

4.12
Second Amendment dated March 16, 2009, to Second Amended and Restated Combined Credit Agreements dated June 6, 2007, among Forest Oil Corporation, Canadian Forest Oil Ltd., each of the lenders that is a party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent., incorporated herein by reference to Exhibit 4.1 for Form 8-K for Forest Oil Corporation dated March 16, 2009 (File No. 001-13515).

4.13
Third Amendment to Second Amended and Restated U.S. Credit Agreement and Termination of Second Amended and Restated Canadian Credit Agreement, dated May 25, 2011, by and among Forest Oil Corporation, Canadian Forest Oil Ltd., JPMorgan Chase Bank, N.A., Toronto branch, as Canadian Administrative Agent, JPMorgan Chase Bank, N.A., as global administrative agent, and the Lenders named therein, incorporated by reference to Exhibit 4.1 to Form 8-K to Forest Oil Corporation filed June 1, 2011 (File No. 001-13515).

4.14
Third Amended and Restated Credit Agreement, dated as of June 30, 2011, among Forest Oil Corporation, the Lenders party thereto, BNP Paribas and Wells Fargo Bank, N.A., as Co-Syndication Agents, Bank of America, N.A., The Bank of Nova Scotia, Credit Suisse AG, Cayman Islands branch, Deutsche Bank Securities, Inc. and Toronto Dominion (Texas) LLC, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, incorporated by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation filed July 6, 2011 (File No. 001-13515).

4.15**	Form of Senior Indenture
4.16**	Form of Subordinated Indenture
4.17***	Form of Senior Debt Security
4.18***	Form of Subordinated Debt Security
4.19***	Form of Certificate of Designation
4.20***	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares
4.21***	Form of Preferred Stock Certificate

4.22***	Form of Common Stock Certificate, incorporated herein by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-2 (Registration No. 33-64949) filed December 13, 1995.
4.23***	Form of Warrant Agreement, including form of Warrant
4.24***	Form of Unit Agreement, including form of Unit
5.1**	Opinion of Stinson Morrison Hecker LLP, as to the validity of the securities.
12.1**	Computation of Ratio of Earnings to Fixed Charges
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of DeGolyer and MacNaughton.
23.3**	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1).
24.1**	Powers of Attorney (included on the signature page to the Registration Statement).
25.1***	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture
25.2***	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture
* Filed herewith

** Previously filed on July 20, 2012.

*** To be filed either by amendment or as an exhibit under the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement.

Item 17.Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or that is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)           To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 27, 2012.

FOREST OIL CORPORATION

By:	/s/ Cyrus D. Marter IV
Name:	Cyrus D. Marter IV
Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date
*	Interim Chief Executive Officer and Director (Principal Executive Officer)	July 27, 2012
Patrick R. McDonald
*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 27, 2012
Michael N. Kennedy
*	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	July 27, 2012
Victor A. Wind
*	Chairman of the Board	July 27, 2012
James D. Lightner
*	Director	July 27, 2012
Loren K. Carroll
*	Director	July 27, 2012
Dod A. Fraser
*	Director	July 27, 2012
James H. Lee
*	Director	July 27, 2012
Raymond I. Wilcox

* By /s/Cyrus D. Marter IV
Name:	Cyrus D. Marter IV
Title:	Attorney-in-Fact for the Officers and Directors signing in the capacities indicated

EXHIBIT INDEX

Exhibit Number	Description

1.1***	Form of Underwriting Agreement.
4.1
Restated Certificate of Incorporation of Forest Oil Corporation dated October 14, 1993, incorporated herein by reference to Exhibit 3(i) to Form 10-Q for Forest Oil Corporation for the quarter ended September 30, 1993 (File No. 0-4597).

4.2
Certificate of Amendment of the Restated Certificate of Incorporation, dated as of July 20, 1995, incorporated herein by reference to Exhibit 3(i)(a) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

4.3
Certificate of Amendment of the Certificate of Incorporation, dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

4.4
Certificate of Amendment of the Certificate of Incorporation dated as of January 5, 1996, incorporated herein by reference to Exhibit 3(i)(c) to Forest Oil Corporation Registration Statement on Form S-2 dated January 25, 1996 (File No. 33-64949).

4.5
Certificate of Amendment of the Certificate of Incorporation dated as of December 7, 2000, incorporated herein by reference to Exhibit 3(i)(d) to Form 10-K for Forest Oil Corporation for the year ended December 31, 2000 (File No. 001-13515).

4.6
Bylaws of Forest Oil Corporation Restated as of February 14, 2001 as amended by Amendments No. 1, No. 2, No. 3, No. 4, and No. 5 incorporated herein by reference to Exhibit 3.6 to Form 10-K for Forest Oil Corporation for the year ended December 31, 2011 (File No. 001-13515).

4.7
Indenture dated as of June 6, 2007 between Forest Oil Corporation and U.S. Bank National Association, incorporated herein by reference to Exhibit 4.1 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

4.8
Indenture dated as of February 17, 2009 among Forest Oil Corporation, Forest Oil Permian Corporation, and U.S. Bank National Association, incorporated herein by reference to Exhibit 4.4 to Form 10-K for Forest Oil Corporation for the year ended December 31, 2008 (File No. 001-13515).

4.9
First Amended and Restated Rights Agreement, dated as of October 17, 2003, between Forest Oil Corporation and Mellon Investor Services LLC, incorporated herein by reference to Exhibit 4.1 to Form 8-K for Forest Oil Corporation dated October 17, 2003 (File No. 001-13515).

4.10
U.S. Credit Agreement—Second Amended and Restated Credit Agreement dated as of June 6, 2007 among Forest Oil Corporation, each of the lenders that is party thereto, Bank of America, N.A. and Citibank, N.A., as Co-Global Syndication Agents, BNP Paribas, BMO Capital Markets Financing, Inc., Credit Suisse, Cayman Islands Branch, and Deutsche Bank Securities, Inc., as Co-U.S. Documentation Agents, and JP Morgan Chase Bank, N.A., as Global Administrative Agent, incorporated herein by reference to Exhibit 4.4 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

4.11
First Amendment dated May 9, 2008 to Second Amended and Restated Combined Credit Agreements dated June 6, 2007 among Forest Oil Corporation, Canadian Forest Oil Ltd., each of the lenders that is a party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, incorporated by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation dated May 9, 2008 (File No. 001-13515).

4.12
Second Amendment dated March 16, 2009, to Second Amended and Restated Combined Credit Agreements dated June 6, 2007, among Forest Oil Corporation, Canadian Forest Oil Ltd., each of the lenders that is a party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent., incorporated herein by reference to Exhibit 4.1 for Form 8-K for Forest Oil Corporation dated March 16, 2009 (File No. 001-13515).

4.13
Third Amendment to Second Amended and Restated U.S. Credit Agreement and Termination of Second Amended and Restated Canadian Credit Agreement, dated May 25, 2011, by and among Forest Oil Corporation, Canadian Forest Oil Ltd., JPMorgan Chase Bank, N.A., Toronto branch, as Canadian Administrative Agent, JPMorgan Chase Bank, N.A., as global administrative agent, and the Lenders named therein, incorporated by reference to Exhibit 4.1 to Form 8-K to Forest Oil Corporation filed June 1, 2011 (File No. 001-13515).

4.14
Third Amended and Restated Credit Agreement, dated as of June 30, 2011, among Forest Oil Corporation, the Lenders party thereto, BNP Paribas and Wells Fargo Bank, N.A., as Co-Syndication Agents, Bank of America, N.A., The Bank of Nova Scotia, Credit Suisse AG, Cayman Islands branch, Deutsche Bank Securities, Inc. and Toronto Dominion (Texas) LLC, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, incorporated by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation filed July 6, 2011 (File No. 001-13515).

4.15**	Form of Senior Indenture
4.16**	Form of Subordinated Indenture
4.17***	Form of Senior Debt Security
4.18***	Form of Subordinated Debt Security
4.19***	Form of Certificate of Designation
4.20***	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares
4.21***	Form of Preferred Stock Certificate
4.22***	Form of Common Stock Certificate, incorporated herein by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-2 (Registration No. 33-64949) filed December 13, 1995.
4.23***	Form of Warrant Agreement, including form of Warrant
4.24***	Form of Unit Agreement, including form of Unit
5.1**	Opinion of Stinson Morrison Hecker LLP, as to the validity of the securities.
12.1**	Computation of Ratio of Earnings to Fixed Charges
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of DeGolyer and MacNaughton.
23.3**	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1).
24.1***	Powers of Attorney (included on the signature page to the Registration Statement).
25.1***	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture
25.2***	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture
* Filed herewith

** Previously filed on July 20, 2012.

*** To be filed either by amendment or as an exhibit under the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement.